ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES APPOINTMENT OF LEAD INDEPENDENT DIRECTOR AND INCREASE IN STOCK REPURCHASE AUTHORIZATION OF UP TO 50,000,000 SHARES OF COMMON STOCK

VERO BEACH, Fla. – March 6, 2014 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) today announced that, as part of the Board of Directors' ongoing review of the Company's corporate governance practices, the independent directors of the Board of Directors have unanimously appointed Mr. Thomas K. Guba as the lead independent director of the Board of Directors of the Company, effective March 5, 2014. Mr. Guba has been a director of the Company since 2009. He also currently serves as a member of the compensation committee and the nominating and corporate governance committee of the Board of Directors.

The lead independent director will, among other responsibilities, coordinate the activities of the Company's other independent directors, including having the authority to call executive sessions of the independent directors, approve the schedule of, develop the agenda for, and preside at executive sessions of, the independent directors, and advise the Chairman and/or the Board of Directors as to the decisions reached, if any, at each executive session.
The Company also announced today that its Board of Directors has authorized the Company to increase the size of its existing stock repurchase authorization from $100,000,000 in value of its outstanding shares of common stock to an authorization for future repurchases of up to 50,000,000 shares of its outstanding common stock.
As under its previous stock repurchase authorization, the additional authorized shares may be purchased in the open market, including block trades, through privately negotiated transactions, or pursuant to a trading plan separately adopted in the future.  The timing, manner, price and amount of any repurchases will be at the discretion of the Company, subject to the requirements of the Securities Exchange Act of 1934 and related rules.  The authorization does not oblige the Company to repurchase any shares and it may be modified, suspended or terminated at any time and for any reason.  The Company does not intend to purchase shares from its directors, officers or other affiliates.
About ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored entities. ARMOUR is externally managed and advised by ARRM, an investment advisor registered with the Securities and Exchange Commission (“SEC”). ARMOUR Residential REIT, Inc. has elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

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ARMOUR Residential REIT, Inc. Announces Appointment of Lead Independent Director and Increase in Stock Repurchase Authorization of up to 50,000,000 Shares of Common Stock

March 6, 2014

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including those risks set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and in the Company's SEC filings.
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.
Investor Contact:

James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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